Exhibit 3.1

FORM BCA 2.10

ARTICLES OF INCORPORATION

Business Corporation Act

Filing Fee:	$150
Franchise Tax:	$ 25
Total:	$175

File #:	72399331

Approved By:	MAJ

FILED
JUL 24 2019
Jesse White
Secretary of State

1.	Corporate Name:	MAISON INTERNATIONAL, INC.

2.	Initial Registered Agent:	JOHN JUN XU
		First Name	Middle Initial	Last Name

	Initial Registered Office:	3501 W 48TH PL
		Number	Street	Suite No.

		CHICAGO	IL 60632-3028	COOK
		City	ZIP Code	County

3.	Purposes for which the Corporation is Organized:

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	500000	500000	$ 1

NAME & ADDRESS OF INCORPORATOR

5.	The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	JULY 24,	2019	3501 W 48TH PLACE
	Month & Day	Year	Street

JOHN JUN XU	CHICAGO	IL	60632
Name	City/Town	State	ZIP Code

This document was generated electronically at www.cyberdriveillinois.com